AMENDMENT NO. 2 TO LEASE/INSTALLMENT PURCHASE AGREEMENT
 FOR TWO (2) 15-MILE PIPELINES DATED NOVEMBER 24, 1998 AND TO LEASE/INSTALLMENT
                  AGREEMENT FOR TWO (2) 10-KILOMETER PIPELINES


     This agreement (hereinafter referred to as the "Amendment") is made and entered into as of July ____, 1999 by and between PENN OCTANE CORPORATION, a Delaware corporation (hereinafter referred to as "POC") and CPSC INTERNATIONAL, a Texas corporation (hereinafter referred to as "CPSC") (collectively referred to as the "Parties" and individually referred to as a "Party" where either POC or CPSC could apply). This Amendment modifies that certain Lease/Installment
Purchase Agreement For Two (2) 15-Mile Pipelines, dated November 24, 1998, as well as that certain Lease/Installment Purchase Agreement For Two (2) 10-Kilometer Pipelines, dated _________________, 1998 (hereinafter both agreements referred to as the "Agreements").

     WHEREAS, pursuant to the terms and conditions of the Agreements, the Parties have previously agreed, among other things, that POC shall provide as security for payments due to CPSC under the Agreements a Letter of Credit in the total amount of $942,000 for the benefit of CPSC, and

     WHEREAS, the Parties now agree to amend said security provisions in the Agreements, and CPSC agrees to accept, and POC agrees to provide, a pledge into escrow 500,000 shares of POC common stock currently owned and held by Jerome B. Richer (hereafter referred to as the "Shares"), as security in place of the Letter of Credit initially contemplated and agreed to by the Parties in the Agreements.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

     1.     Amendment.  Section  3.3  of  the  Agreements  setting  forth  the
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requirement  of  a  Letter  of  Credit  is  hereby  amended  as  follows:

3.3     Common  Stock  Pledge.  POC shall provide or arrange to provide a pledge
        ---------------------
of 500,000 shares of common stock currently owned and held by Jerome B. Richter, President of POC (hereinafter referred to as the "Shares"). POC agrees to have the Shares placed into an escrow account and accessible to CPSC in the case of default pursuant to the terms and conditions specifically set forth herein and in that certain Escrow Agreement to be executed by the Parties. In the event of default in payment from POC, CPSC may call on the Shares in lieu of payment for the full amount of the payment in default, with the released Shares to be valued as of the time of release from the escrow account. Said valuation will determine how many Shares will be released from the escrow account to satisfy the default.

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     2.     Escrow.  The Parties agree that the Shares shall be placed in escrow
            ------
upon the execution of this Amendment and maintained thereafter pursuant to the escrow agreement to be entered into between the Parties.

     3.     Partial  Release  of  Collateral.  In the event that the fair market
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price per share of the POC common stock rises above $3.00 per share, the Parties agree to negotiate in good faith to a partial release of said Shares as collateral to the extent the fair market value of the Shares exceeds $942,000 and to direct such instructions to the Escrow Agent.

     4.     Substitution  of Collateral.  Upon the completion of the pipeline by
            ---------------------------
CPSC, POC shall at the end of every month for ten (10) months thereafter place $100,000 into an escrow account to act as substitute security for CPSC in place of the Escrow Shares. Immediately after the initial monthly installment is made by POC, POC and CPSC agree to instruct the Escrow Agent to return to POC the Escrow Shares pledged upon the execution of this Amendment up to the value of the cash deposited. At the end of the ten (10) month period of payments, POC shall, at its sole discretion, either maintain $942,000 from the funds previously deposited in the account or establish a letter of credit in the amount of $942,000 to act as substitute collateral for the remainder of the term of Agreements. In either event, all remaining Escrow Shares will be released back to Jerome B. Richter.

     5.     Additional Collateral.  In the event that, during such time that all
            ---------------------
the Shares remain in the escrow account, the fair market value of the Shares drops below $2.00 per share, CPSC shall have the option to request POC to deposit additional POC common stock into the escrow account to maintain a total fair market value of $942,000 for the Shares held in said escrow account.


     IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


CPSC:                                 POC:

CPSC  INTERNATIONAL                   PENN  OCTANE  CORPORATION



BY:_________________________          BY:____________________________
   Eric  B.  DuBose,  President          J.B.  Richter,  President

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